United States
                 Securities and Exchange Commission
                       Washington D.C. 20549

                             Form 8-K

                          Current Report
                 Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


         Date of Report(Date of the earliest event reported)


                             August 3, 2005
                             ______________


                           THE STEPHAN CO.
        (Exact name of registrant as specified in its charter)


     Florida                1-4436                59-676812
 (State or other       (Commission File       (I.R.S. Employer
 jurisdiction of           Number)         Identification Number)
  incorporation)

                1850 W. McNab Road
             Fort Lauderdale, Florida                    33309
    (Address of principal executive offices)           (Zip Code)

                          (954) 971-0600
        (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
 _
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 _
|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 240.14a-12)
 _
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 _
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On July 27, 2005, the Listing Qualifications Panel of the Amex Committee on Securities (the "Panel") held a hearing where The Stephan Co. (the "Company") appealed the determination of the Amex Listing Qualifications Department Staff to delist the Company's common stock for failure to comply with Amex listing Standards.

On August 3, 2005, the Company received the Panel's unanimous written decision, which grants the Company an extension of time until September 30, 2005, to regain compliance with Amex listing standards. However, the Panel also unanimously agreed that should the Company not be in complete compliance with AMEX listing standards by September 30, 2005, the Amex could then immediately move to delist the Company's common stock. The Panel based its decision upon the Company's representations at the hearing and its public filings.

ITEM 7.01.  Regulation FD Disclosure.

     On August 5, 2005, the Company issued a press release announcing the decision of the Panel. A copy of the press release is furnished as
Exhibit 99.1 to this Current Report on Form 8-K.


ITEM 9.01.  Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit
Number      Description

99.1        The Stephan Co. Press Release dated August 5, 2005



                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on August 5, 2005.




The Stephan Co.

By:


/s/ David Spiegel
__________________________
David Spiegel
Chief Financial Officer